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                                                                [Execution Copy]



                           TRANSFER AGENCY AGREEMENT

     AGREEMENT made as of the 10th day of May, 1988 by and between TRUST FOR CREDIT UNIONS, a Massachusetts business trust (the "Fund"), and GOLDMAN, SACHS & CO., a New York limited partnership ("Goldman Sachs").

                             W I T N E S S E T H :

     WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund is empowered to issue units of beneficial interest ("Units") in separate series with each such series representing the interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Fund presently offers Units of beneficial interest in the Money Market Portfolio and the Government Securities Portfolio (such Portfolios (the "Current Portfolios") together with all other portfolios subsequently established by the Fund being herein collectively referred to as the "Portfolios"); and

     WHEREAS, the Fund has retained State Street Bank and Trust Company as custodian of the Fund (the "Custodian") pursuant to a custodian agreement, dated May 10,1988; and

     WHEREAS, the Fund has retained Callahan Financial Services, Inc. as distributor of the Fund's Units (the
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("Distributor") pursuant to a distribution agreement, dated May 10, 1988; and

     WHEREAS, the Fund desires to retain Goldman Sachs as Transfer Agent and Dividend Disbursing Agent and to perform the other services contemplated hereby with respect to the Fund and each Portfolio and Goldman Sachs desires to accept such appointment.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1.  APPOINTMENT OF TRANSFER AGENT AND DIVIDEND DISBURSING AGENT.

     (a) Subject to the terms set forth in this Agreement, the Fund hereby appoints Goldman Sachs as Transfer Agent and Dividend Disbursing Agent and to perform the other services contemplated hereby with respect to the Fund and each Portfolio.

     (b) Goldman Sachs hereby accepts such appointment and agrees that it will act as Transfer Agent and Dividend Disbursing Agent and perform the other services contemplated hereby with respect to the Fund and each Portfolio.

     (c) Goldman Sachs agrees to provide the necessary facilities, equipment and executive, administrative and clerical personnel to perform its duties and obligations hereunder in accordance with the terms hereof.

     2.  DUTIES OF TRANSFER AGENT.

     (a) Goldman Sachs shall, subject to any Instructions (as defined in Section 5 hereof), record the issuance, transfer and redemptions of Units in accordance with the following provisions of this Section 2.

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     (b) After being notified by the Custodian (or, if applicable, its agent) that the purchase price in respect of orders to purchase Units has been received in the form of Federal funds, Goldman Sachs shall compute in accordance with the Fund's Prospectus and Statement of Additional Information, each dated May 10, 1988 (such Prospectus and Statement of Additional Information, as presently in effect and as amended, supplemented and/or superseded from time to time are herein called the "Prospectus" and "Additional Statement", respectively) the number of Units to be purchased at the net asset value of such Units applicable to such order and shall: (i) credit the account of the purchaser with the number of Units so purchased as of the time contemplated by the Fund's Prospectus and (ii) in the case of all new accounts and all purchase of Units of the Government Securities Portfolio, mail to the purchaser a confirmation of the Distributor of such purchase and notice of such credit together, in case of new accounts, with a copy of the Prospectus, the Additional Statement requested by the purchaser) and such additional material as Goldman Sachs believes appropriate.

     (c) Upon receipt of requests for transfer in proper form, Goldman
Sachs shall transfer on the records of the Fund maintained by it from time to time Units and shall credit a like amount of Units to the transferee.

     (d) Goldman Sachs shall receive and make an adequate and accurate record of the date and time of receipt of all requests for redemption of Units transmitted or delivered to it, and shall process such requests in accordance with the following provisions. If such redemption requests comply with the standards for

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redemption approved by the Fund (as evidenced by the Fund's Prospectus or by
Instructions), Goldman Sachs shall compute in accordance with the Fund's Prospectus the amount of redemption proceeds payable to each Unitholder requesting redemption and shall advise the Custodian (or, if applicable, its agent) of the amount each redeeming Unitholder is entitled to receive and that the Custodian is authorized to effect payment therefor. If any such request for redemption does not comply with the standards for redemption approved by the Fund, Goldman Sachs shall take such actions as it reasonably deems appropriate under the circumstances and shall effect such redemption at the price applicable to the date and time of receipt of a redemption request (including any necessary documents) complying with such standards. Goldman Sachs shall mail to the redeeming Unitholder a confirmation of the redemption.

     3.  DUTIES OF DIVIDEND DISBURSING AGENT.

     (a) Goldman Sachs shall, as Dividend Disbursing Agent for the Fund and in accordance with the Prospectus, (i) instruct the Custodian (or, if applicable, its agent) to wire or otherwise electronically transfer net investment income and capital gain dividends or distributions to those Unitholders which have elected to receive such dividends or distributions in cash, and (ii) credit the account of those Unitholders which have elected to reinvest such dividends or distributions in additional Units with the requisite number of additional Units relative to each such dividend or distribution.

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     4.  ADDITIONAL DUTIES OF GOLDMAN SACHS.

     (a) Goldman Sachs shall establish and maintain separate accounts with respect to each Unitholder. Goldman Sachs shall maintain records showing for each Unitholder's account the following: (i) name, address, tax identifying number and number of Units of each Portfolio held; (ii) historical information regarding the account, including dividends and distributions paid and date and price for all transactions; (iii) any stop or restraining order placed against the account; (iv) information with respect to withholdings in the case of a foreign account; (v) any dividend or distribution reinvestment order, dividend or distribution address and correspondence relating to the current maintenance of the account; and (vi) any information required in order for Goldman Sachs to perform the calculations and make the determinations contemplated or required by this Agreement. Goldman Sachs shall also maintain all records relating to its activities and obligations under this Agreement in such manner as will enable the Fund and Goldman Sachs to meet their respective obligations under: (vii) the Prospectus; (viii) the required recordkeeping and reporting provisions of the Securities Exchange Act of 1934, as amended (the "1934 Act"), particularly
Section 17A thereof, and of the 1940 Act, particularly Sections 30 and 31 thereof, and State securities or Blue Sky laws, and the rules and regulations thereunder; and (ix) applicable Federal and State tax laws. The Fund does not, however, provide sub-accounting services. All records maintained by Goldman Sachs in connection with the performance of its duties under this Agreement will remain the property of the Fund, shall be returned to the Fund promptly upon

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request and, in the event of termination of this Agreement, will be promptly returned to or delivered as directed by the Fund. Such records may be inspected by the Fund at reasonable times. In the event such records are returned to or delivered as directed by the Fund, Goldman Sachs may at its option retain copies of such records.

     (b) Goldman Sachs shall furnish to the Fund: (a) information as to the Units of each Portfolio distributed or to be distributed in each State for "Blue Sky" purposes at such times and in such degree of detail as is necessary for the Fund to verify the satisfaction of or to satisfy its obligations to register such Units under applicable "Blue Sky" laws, and (b) copies of Unitholder lists and other information and statistical data as may reasonably be requested in Instructions.

     (c) Goldman Sachs shall prepare and file with the Internal Revenue
Service and with the appropriate State agencies, and, if required, mail to Unitholders such returns for reporting, and information as to the Federal income tax consequences of, dividends and distributions paid, credited or withheld as are required on the part of the Fund or Goldman Sachs by the Prospectus or applicable law or regulation to be so filed and mailed.

     (d) Goldman Sachs shall prepare and mail an individual monthly statement for each Unitholder showing all activity in such Unitholder's account for the month. Upon request from a Unitholder, Goldman Sachs shall prepare and mail a year-to-date statement showing all activity in such Unitholder's account on a year-to-date basis.

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     (e) Goldman Sachs shall mail such Unitholder reports and such proxy material, proxy cards and other material supplied to it by the Fund in connection with Unitholder meetings of the Fund and shall receive, examine and tabulate returned proxies and certify the vote to the Fund, all as and to the extent requested by the Fund.

     (f) Goldman Sachs shall promptly answer all inquiries by Unitholders pertaining to their accounts maintained by Goldman Sachs hereunder.

     (g) Goldman Sachs, in the performance of its duties hereunder, shall act in conformity with the Fund's Agreement and Declaration of Trust dated September 24, 1987 as amended and restated through December 1, 1987 together with Amendment No. 1 thereto (such Agreement and Declaration of Trust, as presently in effect and as amended from time to time, is herein called the "Trust Agreement"), the Fund's By-laws (such By-laws, as presently in effect and as amended from time to time, are herein called the "By-laws") and any Instruction.

     (h) Goldman Sachs shall cooperate with the Fund and the Fund's independent public accountants in connection with: (a) the preparation of reports to Unitholders of the Fund, to the Securities and Exchange Commission (including all required periodic and other reports), to State securities commissioners, and to others, (b) annual and other audits of the books and records of the Fund, and (c) other matter of a like nature.

     (i) Goldman Sachs shall maintain adequate procedures and systems to safeguard from loss or damage attributable to fire, theft or any other cause the Fund's records and other data and

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Goldman Sachs' records, data, equipment, facilities or other property used in the performance of its obligations hereunder.

     5.  INSTRUCTIONS.

     (a) Goldman Sachs shall be deemed to have received Instructions (as that term is used herein) upon receipt of written instructions (including receipt by telecopier, telegram, cable or Telex), which may be continuing instructions, signed by a majority of the Trustees of the Fund or by a person the Trustees shall have from time to time authorized to give the particular class of Instructions in question. Different persons may be authorized to give Instructions for different purposes, and Instructions may be general or specific in terms. A certified copy of a By-law, resolution or action of the Trustees of the Fund may be received and accepted by Goldman Sachs as conclusive evidence of the authority of any such persons to act and may be considered to be in full force and effect until receipt of written notice to the contrary.

     (b) The Fund may also authorize one or more designated persons to issue oral (such term as used herein including, without limitation, telephone) instructions, specifying the type or types of instructions that may be so issued, in which case the Fund shall deliver to Goldman Sachs resolutions of the Trustees to such effect. One or more of the persons designated by the Trustees to give oral instructions shall promptly confirm such oral instructions in writing to Goldman Sachs. Such instructions when given in accordance with the provisions hereof and with such resolutions shall be deemed Instructions hereunder. In case of conflict between oral Instructions given by a person designated in

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the resolution of the Trustees referred to in the first sentence of this paragraph 5(b) and any written Instructions or any written confirmation or purported confirmation of oral Instructions, such written Instructions or confirmation, as the case may be, shall prevail; provided that any transaction initiated by Goldman Sachs pursuant to such oral Instructions may, but need not, be completed by Goldman Sachs notwithstanding Goldman Sachs' receipt of conflicting written Instructions hereunder or written confirmation or purported confirmation of oral Instructions hereunder subsequent to Goldman Sachs' initiation of such transaction.

     6.  COMPENSATION.

     (a) For the services provided and the expenses assumed by Goldman
Sachs pursuant to this Agreement, the Fund will pay (or cause to be paid) to Goldman Sachs as full compensation therefor $18.00 per year per Unitholder account or such fees as shall be agreed to from time to time and set forth in a Schedule hereto.

     (b) The Fund shall reimburse (or cause reimbursement of) Goldman Sachs for the cost of any and all forms (excluding the cost of developing the format of the form) prepared for use in connection with its actions hereunder, as well as the cost of postage, telephone and telegraph used in communicating with Unitholders of the Fund to the extent such communications are required under the terms of this Agreement. Goldman Sachs shall be entitled to all property rights to the format of all forms it has prepared for use in connection with its actions hereunder. Goldman Sachs hereby grants the Fund a perpetual, non-exclusive, royalty-free, assignable license to use forms of identical or similar format to such forms, and all forms for which Goldman Sachs has

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received reimbursement from the Fund shall be and remain the physical property of the Fund until used. The Fund shall also reimburse (or cause reimbursement of) Goldman Sachs for all microfiche, microfilm and other mediums for the permanent storage of the Fund's records consumed by Goldman Sachs in the performance of its obligations hereunder. Except as provided in this paragraph 6(b), Goldman Sachs will pay all expenses incurred by it in connection with the performance of its duties under this Agreement.

     7.  DURATION AND TERMINATION.

     (a) This Agreement shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated (except as to the second and third sentences of paragraph 6(b)) by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect no sooner than 60 days after the date of such delivery or mailing.

     (b) In connection with the operation of this Agreement, Goldman Sachs and the Fund may agree from time to time, by written instrument signed by both parties, on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

     8.  NOTICE.

     Without limiting the other provisions hereof, notice and other writings delivered or mailed postage prepaid to the Fund in

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care of Trust for Credit Unions, 4900 Sears Tower, Chicago, Illinois 60606,
Attention: E.J. Whitman, Jr., with copy to Donald C. Shine, Nisen & Elliott, 200 West Adams Street, Suite 2500, Chicago, Illinois 60606 or to Goldman Sachs at 4900 Sears Tower, Chicago, Illinois 60606, Attention: John W. Mosior, or to such other address as the Fund or Goldman Sachs may hereafter specify by written notice of the most recent address specified by the party to whom such notice is addressed, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

     9.  MISCELLANEOUS.

     This Agreement shall be binding on and shall inure to the benefit of the Fund and Goldman Sachs and their respective successors, shall be construed according to the laws of Illinois (except as to paragraph 11 hereof which shall be construed in accordance with the laws of Massachusetts) and may be executed in two or more counterparts, each of which shall be deemed an original. This Agreement may not be assigned by Goldman Sachs nor may Goldman Sachs' duties hereunder be performed by any other person without the prior written consent of the Fund authorized and approved by a resolution of the Trustees. The term "assigned" shall be construed consistently with the term "assignment" as defined in Section 2(a)(4) of the 1940 Act and Rule 2a-6 thereunder as if such Rule applied to transfer and dividend disbursing agents. The headings in this Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall

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not be affected thereby.  Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended and in effect from time to time.

     10.  AMENDMENT OF AGREEMENT.

     This Agreement may be amended by mutual consent, but the consent of the Fund must be approved by vote of a majority of those Trustees of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment. Any amendment to this Agreement shall only be by written instrument which shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     11.  UNITHOLDER LIABILITY.

     This Agreement is executed by or on behalf of the Fund and the obligations hereunder are not binding upon any of the Trustees, officers or Unitholders of the Fund individually but are binding only upon the Fund and its assets and property. The Fund's Trust Agreement, as amended, is on file with the Secretary of The Commonwealth of Massachusetts.

                                    TRUST FOR CREDIT UNIONS



                                    By  Gene R. Artemenko
                                        ---------------------------
                                              as its Chairman
                                                     --------------

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                                    GOLDMAN, SACHS & CO.



                                    By  James P. Gorter
                                        ---------------------------
                                         General Partner

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